Company Generates Cash from Operating Activities and EBITDA for First Time in

More than Six Years

Substantial Improvements in Operating Expense Management

Total Visian ICL(R) Market Share Increases as Units Grow 29%

Domestic IOL Progress: U.S. Silicone IOL Sales Increase 19%

Significant Regulatory Progress Evidenced by New Product Approvals

CAST Research Project Surpasses 200 Eyes

MONROVIA, Calif., Aug. 3 /PRNewswire-FirstCall/ — STAAR Surgical Company (Nasdaq: STAA), a leading developer, manufacturer and marketer of minimally invasive ophthalmic products, today reported that it generated $286,000 in cash from operating activities during the second quarter. The cash generation marked the first time since the first quarter of 2003 that the company generated cash from operating activities. This milestone was made possible due to improvement in sales mix and the significant progress in the management of operating expenses and working capital. That progress also contributed to the positive EBTIDA reported during the quarter and year to date, which STAAR has not achieved since the first quarter of 2003.

Second Quarter Financial Highlights

— Cash provided by operating activities was $286,000, compared to cash used in operating activities of $2.8 million during the second quarter of 2008. This reflects continuous improvement for the past six quarters as shown below:

Cash Provided by (Used in) Operating Activities (000’s)

Q1 2008 Q2 2008 Q3 2008 Q4 2008 Q1 2009 Q2 2009

$(3,370) $(2,760) $(1,107) $(991) $(448) $286

— Global sales for the second quarter were $19.1 million, or $19.8 million on a constant currency basis, as compared to $20.7 million during the second quarter of 2008. Global sales for the second quarter of 2009 were impacted by the Company’s decision in late 2008 to de-emphasize sales of low margin products. Sales of these lower margin products declined by 23.5% or $1.5 million during the second quarter.

— Gross profit margin was 55.8%, unchanged from the second quarter of

2008.

— Operating expenses declined by 16% to $11.3 million from $13.5 million reported for the second quarter of 2008. Operating expense as a percentage of total revenue dropped to 59% compared to 65% reported for the prior year quarter.

— Operating loss improved by $1.3 million, which is a 67% decrease from the $2.0 million loss reported in the second quarter of 2008.

— EBITDA for the second quarter was $360,000 and year to date was

$136,000 reflecting the first positive EBITDA generated for any quarterly period by the Company since the first quarter of 2003.

Recent Visian ICL Highlights

— Global Visian ICL units grew 29% during the second quarter of 2009 versus the second quarter of 2008. Sequentially, global Visian ICL units increased by 21% from the first quarter of 2009 and year to date global Visian ICL units are up 28%.

— International Visian ICL sales grew to $4.4 million, which is a 12%

increase compared to the $4.0 million sales reported in the prior year second quarter. International Visian ICL units grew 42% from the year ago period and are up 35% year to date reflecting the increased underlying demand for the Visian products despite the global economic downturn. Revenue growth was negatively impacted by the weakness of international currencies, primarily the Euro, versus the dollar.

— U.S. Visian ICL units were down 18% during the second quarter versus an estimated 45% decline in LASIK procedures in the U.S. during the second quarter which reflects a continued growth in market share.

Year to date, U.S. Visian ICL units were essentially flat compared with the first six months of 2008 compared to an estimated 40% decline in LASIK procedures.

— On July 17, the U.S. Food and Drug Administration (FDA) Division of

Bioresearch Monitoring informed the Company that the restrictions of the “integrity hold” put in place by the FDA on August 3, 2007 have been removed. The removal of the integrity hold has now allowed the

FDA to resume scientific review of the STAAR application for the Toric

Implantable Collamer Lens (TICL(TM)) for Myopic/Astigmatic patients.

— The Expert Panel Meeting of Japan’s Ministry of Health Labor and

Welfare regarding the Visian ICL and Visian Toric ICL was held the last week of July. The panel’s recommendation is expected within the next two weeks.

Recent Intraocular Lens (IOL) Highlights

— Global IOL sales were $8.5 million versus $8.7 million in the prior year second quarter. Units were up 2.4% during the second quarter and are up one-half of one percent during the first half of the year.

Global IOL units increased sequentially 7.5% in the second quarter

— International IOL sales were $6.2 million versus $6.4 million in the prior year second quarter and increased 3% sequentially. During the quarter international IOL unit sales increased by 4% compared with

2008 and 12% sequentially. Units in Japan increased by 5% and units in Germany by 4% during the quarter.

— U.S. IOL sales were flat compared to the second quarter of 2008, at

$2.3 million. Silicone IOL sales increased 19% in the second quarter year over year and are up 9% for the first six months of the year due to conversion to NTIOL product lines. Toric IOL sales increased by 2%

while Collamer IOL sales were down 13%. U.S. IOL sales increased 8%

sequentially.

— Recent regulatory approvals provide additional revenue opportunities for the second half of the year. The nanoFLEX Collamer Aspheric IOL with the nanoPOINT Injector System which allows for implantation through a 2.2 mm incision, and the recently approved Epiphany Injector

System for the Afinity(TM) Three-Piece Collamer will be available in the U.S. for sale during the third quarter. The KS-X Preloaded

Hydrophobic Acrylic Injector System, which received CE Marking, will be available for the international markets during the third quarter.

— Members of the Collamer Accommodating Study Team (CAST) reported surpassing 200 patient eye implants with the nanoFLEXCollamer Aspheric

Single Piece IOL. Though early, the initial data is very encouraging and the Company expects that members of the CAST will present results during the American Academy of Ophthalmology meeting in October and the Company will determine the next steps during the fourth quarter.

“The STAAR team has accomplished a major goal with the generation of cash from operating activities as well as EBITDA during the second quarter. These significant milestones, six years in the making, were achieved by the successful execution by the management team of our sales strategy, which is focused on higher margin products, and vigilant control of costs. What’s most important now is that we stay on track to generate cash from operating activities in the third and fourth quarters of this year and move to achieve positive net income,” commented Barry G. Caldwell, President and CEO.

“While our sales growth year to date has been impacted by our decision to de-emphasize sales of lower margin products, we are optimistic that we will achieve growth in both our Visian ICL and IOL lines for the second half of the year,” Mr. Caldwell continued. “The FDA’s decision to remove the integrity hold that halted scientific review of our Visian Toric ICL means that review of our PMA supplement has resumed. In addition, we are making progress in the regulatory process towards the approval of the Visian ICL and Visian Toric ICL in Japan. On the IOL front, our newly released nanoFLEX Collamer Aspheric IOL combined with the nanoPOINT Injector System and our newly approved Epiphany injector system for the Three Piece Collamer Aspheric IOL is expected to create growth in the U.S. market during the second half of the year. These developments lead us to a favorable outlook for the second half and 2010 while our continued efforts to reduce costs remain a daily focus at our company. We believe we are on plan to generate cash from operations for the full year, improve overall gross margin, decrease operating expense and move to profitability,” added Mr. Caldwell.

Financial Performance for the Second Quarter Ended July 3, 2009

Gross profit for the second quarter was $10.7 million compared with $11.5 million, which was 55.8% of net sales in both periods. Gross profit margin was flat year over year as a result of lower ASPs on IOLs and ICLs and higher unit costs due to decreased manufacturing volume as part of an effort to reduce inventories, offset by the favorable effect of increased volume and mix. Gross profit for the first six months of 2009 was $21.0 million, or 56% of net sales, compared with $19.3 million, or 50% of net sales in the prior year period. Gross profit for the first six months of 2008 was negatively impacted by a $1.5M purchase accounting charge associated with the acquisition of STAAR Japan.

Continued improvement in the management of operating expenses during the second quarter resulted in a $2.2 million dollar reduction or 16% from the year ago period. Sales and marketing expenses were reduced by $1.6 million during the quarter. Research and Development declined by $900,000 as a result of the Center of Excellence project and reduced regulatory consulting fees, although the investment level is still 10.4% of all STAAR manufactured product sales.

Net loss for the second quarter ended July 3, 2009 was $1.1 million or $0.04 per share, compared with $2.5 million, or $0.09 per share for the second quarter of 2008. Non-cash charges for the quarter were $1.4 million or $0.04 per share. For the six months ended July 3, 2009, the net loss was $2.8 million, or $0.09 per share, compared with a net loss of $11.5 million, or $0.39 per share for the first half of 2008. During the first six months of 2009, non-cash charges were $2.9 million or $0.09 per share. Purchase accounting charges associated with the acquisition of STAAR Japan impacting the first six months of 2008 were $5.4 million or $0.18 per share.

On July 3, 2009, the Company reported cash, cash equivalents and restricted cash of $13.1 million compared with $5.2 million at the end of 2008 and $3.7 million at the end of the first quarter of 2009. During the quarter, the Company raised $8.6 million to fund a deposit as a guarantee for the judgment in the Parallax case pending appeal.

Conference Call

The Company will host a conference call and webcast on Monday, August 3, 2009 at 8:30 a.m. Eastern Time to discuss the Company’s second quarter and current corporate developments. The dial-in number for the conference call is 877-941-1848 for domestic participants and 480-629-9722 for international participants.

A taped replay of the conference call will also be available beginning approximately one hour after the call’s conclusion and will be available for seven days. This replay can be accessed by dialing 800-406-7325 for domestic callers and 303-590-3030 for international callers, both using passcode 4117561#. To access the live webcast of the call, go to STAAR Surgical’s website at www.staar.com. An archived webcast will also be available at www.staar.com.

About STAAR Surgical

STAAR Surgical is a leader in the development, manufacture and marketing of minimally invasive ophthalmic products employing proprietary technologies. STAAR’s products are used by ophthalmic surgeons and include the Visian ICL, a tiny, flexible lens implanted to correct refractive errors, as well as innovative products designed to improve patient outcomes for cataracts and glaucoma. Manufactured in Switzerland by STAAR, the ICL is approved by the FDA for use in treating myopia, has received CE Marking and is sold in more than 50 countries. Collamer is the brand name for STAAR’s proprietary collagen copolymer lens material. More information is available at www.staar.com.

Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: projections of earnings, revenue, sales, cash or any other financial items; the plans, strategies, and objectives of management for future operations or prospects for achieving such plans; future sale; prospects for approval of the Visian Toric ICL supplemental premarket approval application, or any other future approval by the FDA or other regulatory agencies; our future performance; statements of belief; and any statements of assumptions underlying any of the foregoing.

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include our limited capital resources and limited access to financing, the fact that our public accounting firm has expressed doubt about our ability to continue as a going concern in their opinion on our financial statements, the broad discretion of the FDA in approving any medical device and the inherent uncertainty that new devices will be approved, the likelihood of administrative delays, the need in certain future FDA submissions to satisfy additional and potentially costly requirements such as third party audits, the cost of defending pending litigation and satisfying judgment in the event of an adverse ruling, for which we have taken no reserve, the negative effect of the global recession on sales of products, especially products such as the ICL used in non-reimbursed elective procedures, the challenge of managing our foreign subsidiaries, the risk that sales of our newly introduced products may not restore profitability to our U.S. IOL product line, our ability to overcome negative publicity resulting from warning letters and other correspondence from the FDA Office of Compliance and to demonstrate to the agency that its past concerns have been resolved, the willingness of surgeons and patients to adopt a new product and procedure, and the potential effect of recent negative publicity about LASIK on the demand for refractive surgery in general in the U.S. STAAR assumes no obligation to update its forward-looking statements to reflect future events or actual outcomes and does not intend to do so.

Use of Non-GAAP Information

This news release presents selected items from the Company’s Condensed Consolidated Statements of Operations as reported in accordance with U.S. generally accepted accounting principles (“GAAP”), and also on a non-GAAP basis after excluding certain non-recurring expenses, and excluding changes in currency. Additionally, this news release contains a discussion of EBITDA which is also a non-GAAP measure of performance. None of these measures are a substitute for measures determined in accordance with GAAP, and may not be comparable to the same measures as reported by other companies.

“EBITDA” is defined as earnings before net interest, income taxes, depreciation and amortization. EBITDA is a widely accepted measure of operating profitability because it excludes non-operating expenses and noncash charges that can mask trends in core performance. STAAR’s management uses EBITDA to track the company’s progress toward profitability and measure its core performance. The Company believes this measure of performance might also be useful to investors for the same reasons. The table below presents EBITDA and reconciles it to net earnings (loss).

When reviewing financial information to assess the effectiveness of initiatives to enhance long-term performance by reducing expenses, management may eliminate the effect of significant non-recurring expenses in order to discern underlying trends. In the 2008 fiscal year, the Company’s results were significantly affected by the following non-recurring expenses classified in the GAAP reconciliation table as “purchase A/C [accounting] charges”: a $1.5 million purchase accounting charge related to inventory purchased in the acquisition of STAAR Japan, Inc. and a $3.8 million charge for the settlement of a pre-existing distribution arrangement in connection with the STAAR Japan, Inc. acquisition. Because the effect of purchase accounting charges can overwhelm the effect of meaningful trends in the Company’s business performance, management evaluates its performance excluding these non-recurring items. The Company believes that this non-GAAP measure is also helpful to investors in discerning underlying trends. The table below shows the effects of the excluded non-recurring items.

The Company conducts a significant part of its activities outside the U.S. It receives sales revenue and pays expenses principally in U.S. dollars, Swiss francs, Japanese yen and Euros. The exchange rates between dollars and non-U.S. currencies can fluctuate greatly and can have a significant effect on our results when reported in U.S. dollars. When preparing its financial statements in conformance with GAAP, the Company translates foreign currency sales and expenses to dollars at the weighted average of exchange rates in effect during the period. As a result, the Company’s reported performance may be significantly affected by currency fluctuations. In order to compare the Company’s performance from period to period without the effect of currency, the Company will apply the same average exchange rate applicable in the prior period, or the “constant currency” rate to sales or expenses in the current period as well. Because changes in currency are outside of the control of the Company and its managers, management finds this non-GAAP measure useful in determining the long term progress of its initiatives and determining whether its managers are achieving their performance goals. The Company believes that the non-GAAP constant-currency sales results measures provided in this press release are similarly useful to investors to give insight on long term trends in the Company’s performance without the external effect of changes in relative currency values. The table below shows sales results calculated in accordance with GAAP, the effect of currency, and the resulting non-GAAP measure expressed in constant currency.

CONTACT: Investors            Media

EVC Group            EVC Group

Douglas Sherk, 415-896-6820 Christopher Gale 646-201-5431

Michael Pollock, 415-896-5862

(Tables to Follow)

STAAR Surgical Company

Condensed Consolidated Statements of Operations

(In 000’s except for per share data)

Unaudited

Three Months Ended

—

% of            July 3, % of June 27,

sales 2009 sales 2008

—— —— —— —

Net sales 100% $19,117 100% $20,665

Cost of sales 44% 8,453 44% 9,131

—— —

Gross profit 56% 10,664 56% 11,534

—— —

Selling, general and administrative

expenses:

General and administrative 20% 3,855 17% 3,520

Marketing and selling 32% 6,032 37% 7,646

Research and development 8% 1,441 11% 2,357

Loss on settlement of pre-existing

distribution arrangement 0% — 0% 0

-— —

Total selling, general and

administrative expenses: 59% 11,328 65% 13,523

—— —

Operating loss -3% (664) -10% (1,989)

—— —

Other income (expense):

Interest income 0% 5 0% 63

Interest expense -2% (399) -1% (222)

Gain on foreign currency 1% 122 0% 16

Other income, net 1% 128 0% (17)

-— —

Other (expense) income, net -1% (144) -1% (160)

-— —

Loss before provision for income

taxes -4% (808) -10% (2,149)

Provision for income taxes 1% 280 2% 396

-— —

Net loss -6% $(1,088) -12% $(2,545)

======= =======

Loss per share:

Basic and diluted $(0.04) $(0.09)

====== ======

Weighted average shares outstanding:

Basic and diluted 30,911 29,488

====== ======

Six Months Ended

—

% of            July 3, % of June 27,

sales 2009 sales 2008

—— —— —— —

Net sales 100% $37,400 100% $38,625

Cost of sales 44% 16,397 50% 19,336

—— —

Gross profit 56% 21,003 50% 19,289

—— —

Selling, general and administrative

expenses:

General and administrative 22% 8,137 21% 7,961

Marketing and selling 32% 11,811 37% 14,113

Research and development 8% 2,853 11% 4,075

Loss on settlement of pre-existing

distribution arrangement 0% — 10% 3,850

-— —

Total selling, general and

administrative expenses: 61% 22,801 78% 29,999

—— —

Operating loss -5% (1,798) -28% (10,710)

—— —

Other income (expense):

Interest income 0% 8 0% 91

Interest expense -2% (632) -1% (423)

Gain on foreign currency 1% 197 0% 144

Other income, net 1% 191 0% 67

-— —

Other (expense) income, net -1% (236) 0% (121)

-— —

Loss before provision for income taxes -5% (2,034) -28% (10,831)

Provision for income taxes 2% 716 2% 654

-— —

Net loss -7% $(2,750) -30% $(11,485)

======= ========

Loss per share:

Basic and diluted $(0.09) $(0.39)

====== ======

Weighted average shares outstanding:

Basic and diluted 30,276 29,488

====== ======

STAAR Surgical Company

Global Sales

(in 000’s)

Unaudited

Three Months Ended            Six Months Ended

—— —

July 3, June 27, % July 3, June 27, %

Geographic Sales 2009 2008 Change 2009 2008 Change

—— —— —— —— —— —

United States $4,153 $5,198 -20% $8,391 $9,722 -14%

Germany 5,959 6,976 -15% 12,084 13,416 -10%

Japan 3,856 3,529 9% 7,556 6,481 17%

Korea 1,615 890 81% 2,601 1,640 59%

Other 3,534 4,072 -13% 6,768 7,366 -8%

—— —— —— —

Total

International

Sales 14,964 15,467 -3% 29,009 28,903 0%

—— —— —— —

Total Sales $19,117 $20,665 -7% $37,400 $38,625 -3%

======= ======= ======= =======

Product Sales

IOLs $8,510 $8,787 -3% $16,656 $16,735 0%

ICLs $5,652 $5,405 5% $10,717 $9,684 11%

Other $4,955 $6,473 -23% $10,027 $12,206 -18%

—— —— —— —

Total $19,117 $20,665 -7% $37,400 $38,625 -3%

======= ======= ======= =======

STAAR Surgical Company

Condensed Consolidated Balance Sheets

(in 000’s)

Unaudited

July 3, January 2,

2009 2009

—— —

Cash and cash equivalents $5,754 $4,992

Restricted cash 7,341 179

Accounts receivable trade, net 9,411 8,422

Inventories 15,672 16,668

Prepaids, deposits, and other current assets 1,876 2,009

—— —

Total current assets 40,054 32,270

—— —

Property, plant, and equipment, net 5,378 5,974

Intangible assets, net 5,051 5,611

Goodwill 7,711 7,538

Other assets 1,132 1,189

—— —

Total assets $59,326 $52,582

======= =======

Accounts payable $5,553 $6,626

Line of credit 2,704 2,200

Deferred income taxes — current 282 282

Obligations under capital leases — current 1,046 989

Other current liabilities 11,627 11,366

—— —

Total current liabilities 21,212 21,463

—— —

Notes payable — long-term, net of discount 4,276 4,414

Obligations under capital leases — long-term 1,182 1,335

Deferred income taxes — long-term 828 897

Other long-term liabilities 1,769 1,678

—— —

Total liabilities 29,267 29,787

Series A redeemable convertible preferred stock 6,776 6,768

Common stock 347 295

Additional paid-in capital 148,992 138,811

Accumulated other comprehensive income 2,585 2,812

Accumulated deficit (128,641) (125,891)

—— —

Total stockholders’ equity 23,283 16,027

—— —

Total liabilities, redeemable convertible preferred

stock and stockholders’ equity $59,326 $52,582

======= =======

STAAR Surgical Company

Condensed Consolidated Statements of Cash Flows

(in 000’s)

Unaudited

Six Months Ended

—

July 3, June 27,

2009 2008

—— —

Cash flows from operating activities:

Net loss $(2,750) $(11,485)

Adjustments to reconcile net loss to

net cash used in operating activities:

Depreciation of property and equipment 1,156 1,340

Amortization of intangibles 390 418

Amortization of discount 152 118

Fair value adjustment of warrant 8 2

Loss on disposal of property and equipment 29 84

Stock-based compensation expense 902 825

Loss on settlement of pre-existing

distribution arrangement — 3,850

Change in pension liability 106 56

Other 112 (130)

Changes in working capital, net of business

acquisition:

Accounts receivable (1,173) (2,716)

Inventories 937 2,034

Prepaids, deposits and other current assets 381 (487)

Accounts payable (645) (753)

Other current liabilities 233 714

-— —

Net cash used in operating activities (162) (6,130)

—— —

Cash flows from investing activities:

Cash acquired in acquisition of Canon

Staar, net of acquisition costs — 2,511

Acquisition of property and equipment (256) (415)

Proceeds from sale of property and equipment 81 89

Proceeds from sale of short-term investments — 79

Restricted deposit with the Superior Court

of Orange County (7,341) -

Net change in other assets 5 (63)

• —

Net cash provided by (used in)

investing activities (7,511) 2,201

—— —

Cash flows from financing activities:

Borrowings under lines of credit 630 3,800

Repayments of lines of credit — (1,900)

Repayment of capital lease lines of credit (559) (419)

Net proceeds of public sale of equity

securities 8,548 -

—— -

Net cash provided by financing

activities 8,619 1,481

—— —

Effect of exchange rate changes on

cash and cash equivalents (184) 404

—— —

Decrease in cash and cash equivalents 762 (2,044)

Cash and cash equivalents, at beginning

of the period 4,992 10,895

—— —

Cash and cash equivalents, at end of the period $5,754 $8,851

====== ======

STAAR Surgical Company

GAAP Reconciliation Tables

(in 000’s)

Unaudited

Three Months Ended            Six Months Ended

—— —

July 3, June 27, July 3, June 27,

2009 2008 2009 2008

—— —— —— —

Adjusted EBITDA

Net loss (1,088) (2,545) (2,750) (11,485)

Income taxes 280 396 716 654

Interest income (5) (63) (8) (91)

Interest expense 399 222 632 423

Depreciation 581 538 1,156 1,340

Amortization 193 176 390 418

-— -— -— —

EBITDA 360 (1,276) 136 (8,741)

-— —— -— —

Stock-based

compensation 294 388 902 825

Cost of sales — — — 1,500

Loss on settlement

of pre-existing — — — 3,850

distribution

arrangement — — — —

Adjusted EBITDA 654 (888) 1,038 (2,566)

=== ==== ===== ======

Three Months Ended 7/3/2009

—

Sales in Constant Currency            Effect            Three Months

As            of            Ended

Reported Currency Ex-Currency 6/27/2008

—— —— —— —

US 4,153 — 4,153 5,198

International 14,964 (727) 15,691 15,467

—

Total 19,117 (727) 19,844 20,665

========================================

Six Months Ended 7/3/2009

—

Sales in Constant Currency

Effect            Six Months

As            of            Ended

Reported Currency Ex-Currency 6/27/2008

—— —— —— —

US 8,391 — 8,391 9,722

International 29,009 (1,325) 30,334 28,903

—

Total 37,400 (1,325) 38,725 38,625

========================================

Q2 2009 vs. Q2 2008

—

Sales in Constant Currency            As Reported            Ex-Currency

—

$Change      %Change $Change      %Change

—

US (1,045) -20% (1,045) -20%

International (503) -3% 224 1%

Total (1,548) -7% (821) -4%

Sales in Constant Currency            As Reported            Ex-Currency

—

$Change      %Change $Change      %Change

—

US (1,331) -14% (1,331) -14%

International 106 0% 1,431 5%

Total (1,225) -3% 100 0%

Six Months            As Reported Six Months

Statement of      % of July 3, % of June 27, Purchase Ex Purchase      % of

Operations            Sales 2009 Sales 2008 A/C Chgs A/C Chgs            Sales

—

Net sales 100% $37,400 100% $38,625 $- $38,625 100%

Cost of sales 44% 16,397 50% 19,336 (1,500) 17,836 46%

—— —— —— —

Gross profit 56% 21,003 50% 19,289 1,500 20,789 54%

—— —— —— —

Selling, general and

administrative

expenses:

General

and admini-

strative 22% 8,137 21% 7,961 — 7,961 21%

Marketing and

selling 32% 11,811 37% 14,113 — 14,113 37%

Research and

development 8% 2,853 11% 4,075 — 4,075 11%

Loss on

settlement of

pre-existing

distribution

arrangement — 10% 3,850 (3,850) — 0%

-— — —— —— —

Total selling,

general and

administrative

expenses: 61% 22,801 78% 29,999 (3,850) 26,149 68%

—— — —— —— —

Operating loss -5% (1,798) -28% (10,710) 5,350 (5,360) -14%

—— — —— —— —

Other income

(expense): 0%

Interest

income 0% 8 0% 91 — 91 0%

Interest

expense -2% (632) -1% (423) — (423) -1%

Gain on foreign

currency 1% 197 0% 144 — 144 0%

Other income,

net 1% 191 0% 67 — 67 0%

— -— —

Total other

(expense)

income,

net -1% (236) 0% (121) — (121) 0%

-— -— -— —

Loss before

provision for

income taxes -5% (2,034) -28% (10,831) 5,350 (5,481) -14%

Income tax

provision 2% 716 2% 654 — 654 2%

-— -— -— —

Net loss -7% $(2,750) -30% $(11,485) $5,350 $(6,135) -16%

===== ====== ===== =====

Loss per share:

basic and diluted $(0.09) $(0.39) $0.18 $(0.21)

==== ==== ==== ====

Weighted average

shares

outstanding:

basic

and diluted 30,276 29,488 29,488 29,488

====== ====== ====== ======

/CONTACT: Investors, Douglas Sherk, +1-415-896-6820, Michael Pollock,

+1-415-896-5862, or Media, Christopher Gale, +1-646-201-5431, all of EVC Group